UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2011

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 West Market Street, Akron, Ohio		44333
(Address of principal executive offices)		(Zip Code)

(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On August 25, 2011, A. Schulman, Inc. (the “Company”) announced a realignment in its North American Engineered Plastics business and the pending closure of the Company’s plant in Nashville, Tennessee by February 29, 2012. In conjunction with the closure of the Nashville facility, the Company will be consolidating its manufacturing operations to its remaining North American manufacturing sites, with approximately 24 million pounds of engineered plastic production being moved to production lines in the Company’s Akron and Bellevue, Ohio facilities. As a result of the realignment, the four production lines at the Nashville facility will be shut down and approximately 60 jobs will be eliminated.

As part of the North American Engineered Plastics realignment, the Company anticipates investing approximately $7 million to create technical compounding capabilities at the Company’s Akron, Ohio facility and will add approximately 20 jobs in the Akron facility.

The Company anticipates a total annual pre-tax benefit of approximately $4.0 million to $5.0 million from its realignment initiatives, which will be realized after the current fiscal year ending August 31, 2011, once operations are discontinued at the Nashville facility. Over the next several quarters, the Company anticipates taking the following estimated pre-tax charges relative to its realignment initiatives:

•	$2.0 million to $3.0 million in cash for termination benefits and other employee costs, primarily during the fourth quarter of fiscal 2011;

•	approximately $1.0 million in cash for contract terminations, legal expenses, costs to disassemble and transfer equipment and plant decommissioning costs, primarily during fiscal 2012;

•	$5.0 to $5.8 million of non-cash accelerated depreciation expense during the first half of fiscal 2012; and

•	$0.0 to $0.2 million of impairment charges during the first half of fiscal 2012.

These items are expected to result in estimated total charges of approximately $8.0 million to $10.0 million. Total estimated cash expenditures are expected to be between $3.0 and $4.0 million.

A press release detailing the Company’s realignment initiatives is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 2.06	MATERIAL IMPAIRMENTS.

The disclosure set forth above in response to Item 2.05 is also provided in response to Item 2.06.

ITEM 7.01	REGULATION FD DISCLOSURE

In addition, on August 25, 2011, the Company issued a press release updating its adjusted net income guidance to between $50 million and $52 million for its fiscal year ended August 31, 2011. A. Schulman had previously guided to the lower end of its prior range of between $57 million and $62 million. A copy of the press release announcing the net income guidance update is attached hereto as Exhibit 99.2 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated August 25, 2011.

99.2	Press Release, dated August 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By:	/s/ David C. Minc
David C. Minc
Vice President, Chief Legal Officer and Secretary

Date: August 25, 2011